UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2021

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bonus Compensation Payout for William Nelson

On October 12, 2021, the Compensation Committee of Republic Bancorp, Inc. (the “Company” or “Republic”), the parent company of Republic Bank & Trust Company, approved a bonus payout for William (Bill) Nelson, President of the Republic Processing Group (“RPG”), of $375,000 that was comprised of both non-equity incentive plan compensation and a discretionary bonus as described below.

Non-Equity Incentive Plan Compensation. The Compensation Committee previously established the RPG financial performance goals for Mr. Nelson’s Bonus Incentive Compensation Program specific to the measurement period of October 1, 2020 through September 30, 2021 (the “Measurement Period”). On October 12, 2021, the Compensation Committee awarded Mr. Nelson a $315,000 bonus based on RPG’s actual financial performance during the Measurement Period.

Discretionary Bonus. In addition, as a result of Mr. Nelson’s extraordinary effort related to the previously disclosed agreement to sell Tax Refund Solutions to Green Dot Corporation, the Company’s Executive Chair & Chief Executive Officer recommended to the Compensation Committee, and the Compensation Committee concurred, to exercise its discretion and award Mr. Nelson an additional bonus of $60,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: October 15, 2021	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer

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